Exhibit 3.41

STATE OF FLORIDA

ARTICLES OF INCORPORATION

OF

COLUMBIA JACKSONVILLE HEALTHCARE SYSTEM, INC.

* * * * * * * * * * * *

THE UNDERSIGNED, ACTING AS THE INCORPORATOR OF A CORPORATION UNDER THE FLORIDA GENERAL CORPORATION ACT, ADOPT THE FOLLOWING ARTICLES OF INCORPORATION:

FIRST: The name that satisfies the requirements of Section 607.0401 is: COLUMBIA JACKSONVILLE HEALTHCARE SYSTEM, INC.

SECOND: The address of the principal office, and mailing address is: 1830 Buford Court, Tallahassee, Florida 32308.

THIRD: The aggregate number of shares which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of common stock at One Cent ($.01) par value.

FOURTH: The street address of the initial registered office of the Corporation is: C/O C T Corporation System, 1200 South Pine Island Road, City of Plantation, Florida 33324; and the name of its initial registered agent at such address is: C T Corporation System.

FIFTH: The number of directors constituting the initial Board of Directors of the Corporation is three (3), and the names and address of the persons who are to serve as directors until the first annual meeting to shareholders or until their successors are elected and shall qualify are:

David T. Vandewater	201 West Main Street Louisville, Kentucky 40202

Daniel J. Moen	7975 NW 154th Street, Suite 400A Miami Lakes, Florida 33016

Paul J. McKnight	1830 Buford Ct. Tallahassee, Florida 32308

SIXTH: The name and address of the incorporator is:

E. Blake Watt	201 West Main Street Louisville, Kentucky 40202

Articles of Incorporation

COLUMBIA JACKSONVILLE

HEALTHCARE SYSTEM, INC.

THE UNDERSIGNED HAS EXECUTED THESE ARTICLES OF INCORPORATION THIS 1ST DAY OF NOVEMBER, 1994.

INCORPORATOR:

By:	/s/ E. Blake Watt
E. Blake Watt

ACCEPTANCE BY THE REGISTERED AGENT AS REQUIRED IN SECTION 6007.0501(3) F.S.: C T CORPORATION SYSTEM IS FAMILIAR WITH AND ACCEPTS THE OBLIGATIONS PROVIDED FOR IN SECTION 607.0505.

CT CORPORATION SYSTEM

By:	/s/ Connie Bryan
Connie Bryan Special Assistant Secretary

DATED: November 4th, 1994